Exhibit 99.1

FIRST US BANCSHARES, INC. ELECTS NEW DIRECTOR

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THOMASVILLE, AL (July 26, 2017) – First US Bancshares, Inc. (the “Company”) (Nasdaq: FUSB) announced today that the Company’s Board of Directors has elected David P. Hale as a director of the Company and its subsidiary, First US Bank (the “Bank”). Dr. Hale will serve on the Audit Committee of the Company and the Retail, Operations, Technology, and Compliance Committee of the Bank.

Dr. Hale is a Professor of Management Information Services (MIS) in the Culverhouse College of Commerce and Business Administration and the Manderson Graduate School of Management at The University of Alabama in Tuscaloosa, Alabama. He has taught at The University of Alabama since 1995, having previously served as a professor at the University of Florida and Texas Tech University.

Dr. Hale holds a Bachelor of Science degree in Accounting, MIS and Labor Economics and a doctorate degree in MIS, both from the University of Wisconsin System. He is the faculty advisor for the MIS student professional chapter at The University of Alabama, which has been recognized locally and abroad by the Association for Information Systems. In addition, he has served on numerous boards and agencies for the State of Alabama. He has worked with, and his work has been sponsored by, the United States Departments of Commerce, Defense, Transportation, and Labor, the National Oceanic and Atmospheric Administration, the Army Corps of Engineers, and the National Science Foundation, as well as Fortune 500 firms and a number of Alabama companies. Dr. Hale’s research has resulted in numerous information systems publications and reports.

“We are fortunate to have Dr. Hale join our Company. He will be an important contributor, particularly in the area of information technology,” stated James F. House, President and Chief Executive Officer of the Company. “I welcome Dr. Hale as a director and look forward to his association and insight as we continue to focus on the improvement and growth of the Bank’s assets as part of our strategy to increase earnings.”

About First US Bancshares, Inc.

First US Bancshares, Inc. is a bank holding company that operates banking offices in Alabama through First US Bank (the “Bank”). In addition, the Company’s operations include Acceptance Loan Company, Inc. (“ALC”), a consumer loan company, and FUSB Reinsurance, Inc., an underwriter of credit life and credit accident and health insurance policies sold to the Bank’s and ALC’s consumer loan customers. The Company’s stock is traded on the Nasdaq Capital Market under the symbol “FUSB.”

Forward-Looking Statements

Statements contained in this press release that are not historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). In addition, First US Bancshares, Inc. (“Bancshares”) and, together with its subsidiaries, (the “Company”), through its senior management, from time to time makes forward-looking statements concerning its expected future operations and performance and other developments. The words “estimate,” “project,” “intend,” “anticipate,” “expect,” “believe,” “continues” and similar expressions are indicative of forward-looking statements. Such forward-looking statements are necessarily estimates reflecting the Company’s best judgment based on current information and involve a number of risks and uncertainties, and various factors could cause results to differ materially from those contemplated by such forward-looking statements. Such factors could include those identified from time to time in the Company's Securities and Exchange Commission (“SEC”) filings and other public announcements, including the risk factors described in Part I, Item 1A of the Company's Annual Report on Form 10-K as of and for the year ended December 31, 2016. Specifically, with respect to statements relating to loan demand, growth and earnings potential, geographic expansion and the adequacy of the allowance for loan losses for the Company, these factors include, but are not limited to, the rate of growth (or lack thereof) in the economy generally and in the Company’s service areas, the availability of quality loans in the Company’s service areas, the relative strength and weakness in the consumer and commercial credit sectors and in the real estate markets and collateral values. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to revise forward-looking statements to reflect circumstances or events that occur after the dates on which the forward-looking statements are made, except as required by law.

Contact:     Thomas S. Elley

334-636-5424